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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                     Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126          fka Bankers Trust Company
Chicago, IL 60670                       60 Wall Street, 26th Floor-MS NYC60-2606
Attn: Corporate Trust Administration    New York, NY 10007
Phone: (312) 407-0192                   Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                         Structured Finance
                                        Phone: (212) 250-8522
                                        Fax:   (212) 797-8606

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999-A, as Issuer, Pennsylvania Higher Education Assistance Agency, as Servicer and JPMorgan Chase Bank, successor in interest to Bank One, National Association, successor in interest to The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee, dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and
(ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Servicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that PHEAA has disclosed to the Administrator and to the Trust's certified public accountants all significant deficiencies relating to PHEAA's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                        PENNSYLVANIA HIGHER EDUCATION
                                        ASSISTANCE AGENCY, Servicer

Date: February 24, 2004                 By:  /S/ RICHARD E. WILLEY
                                        --------------------------
                                        Name: Richard E. Willey
                                        Title: President and CEO